Exhibit 3.3

BYLAWS

OF

THE TRU SHRIMP COMPANY,

a Delaware Corporation

ARTICLE 1
OFFICES

1.1.    Registered Office. The registered office of the Company will be located in the City of Wilmington, State of Delaware.

1.2.    Other Offices. The Company may have other offices and places of business at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Company may require from time to time.

ARTICLE 2
MEETINGS OF STOCKHOLDERS

2.1.    Time and Place. The annual meeting and all special meetings of stockholders may be held at such time and place within or without the State of Delaware as stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by form of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Company’s principal executive office.

2.2.    Annual Meetings. The annual meeting of stockholders will be held on such day of such month of each year as determined by the Board of Directors or, if the Board of Directors fails to act, by the Chief Executive Officer. At the annual meeting the stockholders, voting as provided in the Certificate of Incorporation or by law or in these Bylaws, will elect directors and will transact such other business as may properly be brought before the meeting. The Company shall not be required to hold an annual meeting of stockholders provided that (a) the stockholders are permitted to act by written consent under the Company’s Certificate of Incorporation and these Bylaws, (b) the stockholders take action by written consent to elect directors and (c) the stockholders unanimously consent to such action or, if such consent is less than unanimous, all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

2.3.    Special Meetings. Special meetings of the stockholders entitled to vote will be called at any time upon request of the Board of Directors, Chief Executive Officer, Chairman of the Board (in the absence of a Chief Executive Officer), or stockholder or stockholders holding 10% or more of the voting power of all shares entitled to vote who demand such special meeting by giving written notice of demand to the Chairman of the Board (if any), Chief Executive Officer or Chief Financial Officer, or any other director specifying the purposes of the meeting.

[Certification of Bylaws]

If any person(s) other than the Board of Directors calls a special meeting, the request shall: (a) be in writing; (b) specify the time of such meeting and the general nature of the business proposed to be transacted; and (c) be delivered personally or sent by registered mail or by facsimile transmission to the Chairman of the Board, the Chief Executive Officer, the President (in the absence of a Chief Executive Officer) or the Secretary of the Company.

The officer(s) receiving the request shall cause notice to be promptly given to the stockholders entitled to vote at such meeting, in accordance with the provisions of Section 2.4 and Section 2.5 of these Bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting. No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

2.4.    Notice. Written notice of the place, date, and hour of any annual or special meeting of stockholders, and the form of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, must be given personally or by mail to each stockholder entitled to vote thereat, at such stockholder’s address as it appears on the records of the Company, not less than ten nor more than 60 days prior to the meeting. Notice of any special meeting must state the purpose or purposes for which the meeting is called. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may also be given to stockholders by means of electronic transmission in accordance with applicable law. Any consent of a stockholder to receive notice by electronic transmission shall be deemed revoked if: (a) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent; and (b) such inability becomes known to the Secretary or an assistant secretary of the Company or to the transfer agent, or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. An affidavit of the Secretary or an assistant secretary of the Company or of the transfer agent or any other agent of the Company that the notice has been given by personal delivery, by mail or by a form of confirmed electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.5.    Stockholder List. The officer who has charge of the stock ledger of the Company shall prepare, at least 10 days before a meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Company’s principal executive office. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.6.    Powers. Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Company shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

2.7.    Quorum and Adjourned Meetings. The holders of a majority of all shares outstanding and entitled to vote, represented either in person or by proxy, will constitute a quorum for the transaction of business at any annual or special meeting of the stockholders. In case a quorum is not present or represented at any meeting of the stockholders, the chairperson or the stockholders entitled to vote there at present in person or represented by proxy will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented; provided, however, if the adjournment is for more than 30 days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session will be given in the manner heretofore described. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

2.8.    Voting. At each meeting of the stockholders, every stockholder having the right to vote will be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record will be entitled to one vote for each share of stock having voting power standing in his or her name on the books of the Company. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters will be determined by vote of a majority of the voting power of the shares present or represented at such meeting and entitled to vote voting on such questions.

2.9.    Conduct of Business. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of business.

2.10.    Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCI,

2.11.    Action by Written Consent of Stockholders. Unless otherwise provided in the Certificate of Incorporation, any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and must be delivered (by hand or by certified or registered mail, return receipt requested) to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Every such written consent must bear the date of signature of each stockholder who signs the consent, and no written consent will be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.11, written consents signed by a sufficient number of holders to take action are delivered to the Company as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent must, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company.

ARTICLE 3
DIRECTORS

3.1.    Number, Qualification and Term of Office. The Board of Directors will consist of one or more natural persons. The number of members of the first Board of Directors (if not named in the Certificate of Incorporation) will be determined by the incorporators. Thereafter such number will be fixed from time to time by action of the stockholders or the Board of Directors and may be increased or decreased by the stockholders or the directors. Each director will hold office until his or her successor has been elected and qualified or until such director’s earlier death, resignation or removal. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.2.    Removal of Directors. Unless otherwise restricted by statute, the Certificate of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

3.3.    Vacancies on Board of Directors. If a vacancy on the Board of Directors occurs by reason of death, resignation, disqualification, removal or otherwise or if a newly created directorship results from an increase in the number of directors, such vacancy may be filled for the unexpired term by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Each person so elected will be a director until such director’s successor is elected by the stockholders, who may make such election at their next annual meeting or any special meeting duly called for that purpose.

3.4.    Quorum: Acts of the Board of Directors. A majority of the total number of directors will constitute a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation, disqualification, removal or otherwise, a majority of the remaining directors will constitute a quorum for the purpose of filling of such vacancies. Except as otherwise required by law or the Certificate of Incorporation, the vote of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.5.    Board of Directors Meeting, Place and Notice. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Delaware that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board of Directors meetings will be held at the principal executive office of the Company. Any director may call a Board of Directors meeting by giving notice to all directors of the date and time of the meeting, which notice will be given in sufficient time for the convenient assembly of the directors thereat. The notice need not state the purpose of the meeting, and may be given by mail, telephone, telegram, electronic transmission, or in person. If a meeting schedule is adopted by the Board of Directors, or if the date and time of a Board of Directors meeting has been announced at a previous meeting, no notice is required.

3.6.    Compensation. The Board of Directors shall have the authority to fix the compensation of directors. Directors and members of any committee of the Board of Directors will receive only such compensation therefor as may be determined from time to time by resolution of the Board of Directors. Nothing herein contained will be construed to exclude any director from serving the Company in any other capacity and receiving proper compensation therefor.

3.7.    Chairman of the Board. The Board of Directors may elect or appoint a Chairman of the Board who, if elected or appointed, shall preside at all meetings of the Board of Directors and of the stockholders and shall perform such other duties as shall be prescribed by the Board of Directors; provided, however, that the Chairman of the Board shall not be deemed an officer of the Company under Section 142 of the DGCL.

3.8.    Committees of the Board of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each to consist of one or more of the directors, each of which, to the extent provided in such resolution, will have and may exercise the authority of the Board of Directors in the management of the business of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Company.

3.9.    Action by Written Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

3.10.    Participation by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and communicate with each other, and participation in a meeting pursuant to this Section will constitute presence in person at such meeting.

ARTICLE 4
OFFICERS

4.1.    Number and Designation. The Board of Directors will appoint a Chief Executive Officer, a Chief Financial Officer, and a Secretary and may elect or appoint a President, Vice Presidents, a Secretary, a Treasurer and such other officers and agents as it may from time to time determine. Any number of offices may be held by the same person.

4.2.    Appointment, Term of Office and Qualifications. Unless otherwise provided at the time of election or appointment, each officer will hold office until such officer’s successor is elected and qualified or until such officer’s earlier fait, resignation, or removal. Any officer may be removed with or without cause by the affirmative vote of a majority of the entire Board of Directors (without prejudice, however, to any contract rights of such officer). The duties of an Officer may be delegated to one or more individuals. The delegation of such duties does not alleviate the elected officer from responsibility of such duties.

4.3.    Vacancies in Offices. If there be a vacancy in any office of the Company, by reason of death, resignation, removal or otherwise, such vacancy may be filled for the unexpired term by the Board of Directors

4.4.    Chief Executive Officer. The Chief Executive Officer shall (a) have general active management of the business of the Company; (b) in the absence of the Chairman of the Board, or if no Chairman shall have been elected, preside at all meetings of the Board of Directors and of the stockholders; (c) see that all orders and resolutions of the Board of Directors are carried into effect; (d) sign and deliver in the name of the Company any deeds, mortgages, bonds, contracts, certificates for shares or other instruments pertaining to the business of the Company, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the articles or these Bylaws or by the Board of Directors to some other officer or agent of the Company; and (e) perform other duties prescribed by the Board of Directors.

4.5.    Chief Financial Officer. The Chief Financial Officer shall (a) keep accurate financial records for the Company; (b) deposit all moneys, drafts and checks in the name of and to the credit of the Company in the banks and depositories designated by the Board; (c) endorse for deposit all notes, checks and drafts received by the Company as ordered by the Board, making proper vouchers therefor; (d) disburse corporate funds and issue checks and drafts in the name of the Company, as ordered by the Board; (e) render to the Board and the Chief Executive Officer, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the Company; (f) perform other duties prescribed by the Board or by the Chief Executive Officer; and (g) if required by the Board, give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine.

4.6.    President; Vice President. Unless otherwise determined by the Board of Directors, the President will be the Chief Executive Officer. If an officer other than the President is designated Chief Executive Officer, the President will perform such duties as may from time to time by assigned to the president by the Board of Directors. Each Vice President will have such powers and will perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the power and duties of the President. In the absence of the Chief Executive Officer or in the event of his or her death, inability or refusal to act, the President (if one is elected or appointed) or the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President or any Vice President may sign, with the Secretary or an assistant secretary, certificates for shares of the Company, and shall perform other duties prescribed by the Board of Directors or by the Chief Executive Officer.

4.7.    Secretary. The Secretary shall (a) maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the stockholders; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the corporate seal, if any; (d) see that a share register of the Company is maintained in accordance with Section 6.2 of these Bylaws; (e) sign with the Chief Executive Officer, the President or a Vice President, certificates for shares of the Company; and (1) perform other duties prescribed by the Board of Directors or by the Chief Executive Officer.

4.8.    Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer will be the Chief Financial Officer. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer will perform such duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

4.9.    Other Officers. The Board of Directors may appoint one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers, agents and employees as the Board of Directors may deem advisable. Each officer, agent or employee so appointed will hold office at the pleasure of the Board of Directors and will perform such duties as may be assigned by the Board of Directors, Chief Executive Officer or President.

ARTICLE 5
INDEMNIFICATION

5.1.    Indemnification of Directors and Officers. The Company will indemnify, advance expenses and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Company will be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board. Any amendment, repeal or modification of this Section 5.1 will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

5.2.    Not Exclusive. The rights conferred on any person pursuant to this Article 5 will not be exclusive of any other rights that such person may have or hereafter acquire under any statutes, agreement, vote of stockholders or disinterested directors, or otherwise.

5.3.    Insurance. The Board may authorize the purchase and maintenance of insurance for the purpose of such indemnification or other rights granted pursuant to this Article 5 against expense liability or loss, whether or not the Company would have the power to indemnify such persons against such expense, liability or loss under the DGCL, as now enacted or hereafter amended.

5.4.    Former Covered Persons. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 5 will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE 6
SHARES AND THEIR TRANSFER

6.1.    Certificates of Stock. The shares of the Company will be represented by certificates, or will be uncertificated, or a combination thereof Every holder of stock represented by certificate in the Company will be entitled to have a certificate signed by or in the name of the Company by the Chief Executive Officer, or the President or any Vice President and by the Chief Financial Officer, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate will have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock a statement that the Company will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.2.    Stock Ledger. The Company will keep, at its principal executive office or at another place or places determined by the Board of Directors, a stock ledger not more than one year old containing the names and addresses of the stockholders, the number and classes of shares held by each stockholder, and the dates on which certificates representing shares were issued. Except as provided in Section 6.4, no new certificate or certificates will be issued to replace a previously issued certificate until such existing certificate have been so cancelled.

6.3.    Transfer of Shares. Transfer of shares on the books of the Company may be authorized only by the stockholder named in the certificate (or the stockholder’s legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares. The stockholder in whose name shares of stock stand on the books of the Company will be deemed the owner thereof for all purposes as regards the Company; provided, that when any transfer of shares is made as collateral security and not absolutely, such fact, if known to the Company or to the transfer agent, will be so expressed in the entry of transfer; provided, further, that the Board of Directors may establish a procedure whereby a stockholder may certify that all or a portion of the shares registered in the name of the stockholder are held for the account of one or more beneficial owners.

6.4.    Lost Certificates. In the event any stockholder claims that a certificate of stock has been lost, stolen or destroyed, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate, as the Board of Directors may prescribe. Every certificate surrendered to the Company for exchange or transfer will be cancelled and no new certificate or certificates will be issued in exchange for any existing certificate until such existing certificate have been so cancelled (except as provided for in this Section 6.4 of this Article 6).

6.5.    Treasury Stock. Treasury stock will be held by the Company subject to disposal by the Board of Directors in accordance with the DGCL, the Certificate of Incorporation and these Bylaws, and will not have voting rights nor participate in dividends.

ARTICLE 7
GENERAL PROVISIONS

7.1.    Record Dates. In order to determine the stockholders entitled to notice of and to vote at a meeting, or entitled to receive payment of a dividend or other distribution or for the purpose of any other lawful action, the Board of Directors may fix a record date that is not less than ten days nor more than 60 days preceding the date of such meeting or distribution. In the absence of action by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting will be at the close of business on the day preceding the day on which notice is given, and the record date for determining stockholders entitled to receive a distribution will be at the close of business on the day on which the Board of Directors authorizes such distribution.

7.2.    Dividends. Subject to the provisions of law and of the Certificate of Incorporation, the Board of Directors may declare and pay dividends from the surplus or, if there is no surplus, the net profits of the Company whenever and in such amounts as, in its opinion, the condition of the affairs of the Company will render it advisable. Dividends may be paid in cash, in property or in shares of the Company’s stock.

7.3.    Surplus and Reserves. Subject to the provisions of law, the Board of Directors in its discretion may use and apply any of the capital or surplus of the Company to purchase or acquire any of the shares of the capital stock of the Company in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from its surplus or net profits such sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, for the purpose of maintaining or increasing the property or business of the Company, or for any other purpose it may think conducive to the best interests of the Company.

7.4.    Fiscal Year. The fiscal year of the Company will be established by the Board of Directors.

7.5.    Seal. The Company will have such corporate seal or no corporate seal as the Board of Directors from time to time determines.

7.6.    Securities of Other Companies.

(a)    Voting Securities Held by the Company. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, a Vice President, the Secretary or the Treasurer, or any other person authorized by the Board of Directors will have full power and authority on behalf of the Company (i) to attend and to vote at any meeting of security holders of other companies in which the Company may hold securities; (ii) to execute any proxy for such meeting; and (iii) to execute a written action in lieu of a meeting of such other company. At such meeting, by such proxy or by such writing in lieu of meeting, the Chief Executive Officer will possess and may exercise any and all rights and powers incident to the ownership of such securities that the Company might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

(b)    Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the President will have full power and authority on behalf of the Company to purchase, sell, transfer or encumber any and all securities of any other company owned by the Company that represent not more than 10% of the outstanding securities of such other company, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

7.7.    Conflict With Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws conflict with any applicable law or the Certificate of Incorporation, such conflict will be resolved in favor of such law or the Certificate of Incorporation.

7.8.    Maintenance and Inspection of Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Company’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the Company at its registered office in Delaware or at its principal executive office.

7.9.    Inspection by Directors. Any director shall have the right to examine the Company’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Company to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.10.    Waiver of Notice. Whenever any notice whatsoever is required to be given by these Bylaws, the Certificate of Incorporation or any of the laws of the State of Delaware, a written waiver, signed by the person or persons entitled to such notice, whether before or after the time stated therein, will be deemed equivalent to the actual required notice. Attendance by a person at a meeting will constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE 8
AMENDMENTS

The Board of Directors will have power to amend, repeal or adopt Bylaws, subject to the power of the stockholders to change or repeal such Bylaws and subject to any other limitations on such authority of the Board of Directors provided by the DGCL.

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CERTIFICATION OF BYLAWS

The undersigned hereby certifies that the foregoing Bylaws of The trū Shrimp Company were adopted pursuant to an Action by Written Consent of the Board of Directors effective as of the 23rd day of February, 2017.

/s/ Michael Ziebell
Michael Ziebell, Secretary

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